EXHIBIT 10.21

                       CONSULTING AND MANAGEMENT AGREEMENT
                       -----------------------------------

         Consulting and Management Agreement ("Agreement") made this 24th day of April 2007 by and between SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. ("Company"), CDI SHANGHAI MANAGEMENT CO., LTD., and its wholly owned subsidiary CAPITAL ONE RESOURCE CO., LTD.
================================================================================

                              W I T N E S S E T H:

A. COMPANY desires to engage the services of Consultant as its business development representative. As representative, COMPANY will look to the Consultant for advice as it relates to general business development in the Asia region.

B. SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. is a company duly organized under the laws of the Nevada

C. Capital One Resources Co., Ltd. a wholly owned subsidiary of CDI Shanghai Management Co. Ltd.

D. Consultant is desirous of performing such services on behalf of COMPANY.

E. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

   1. CONSULTING SERVICES.

      a. Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that, during the term of this Agreement, will undertake the performance of services as outlined in this Agreement.

      b. Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that he shall, during the term of this Agreement, will support the Company in the following areas:

         1. General business development

         2. Assist in the creation of marketing and sales plans for the company's products

         3. Identification, evaluation and structure of potential mergers and acquisitions

   2. TERM. The Agreement shall be for a term of twelve (12) months from the date hereof, expiring April 24, 2008.

   3. COMPENSATION. COMPANY shall pay the following compensation to Consultant and/or its designees in consideration for the services to be rendered hereunder:

      a. COMPANY shall pay to Consultant an advisory fee of $600,000 in the form of common stock at a value of $.50 per share or 1,200,000 shares of common stock.

      b. Discretionary Award Fees. This agreement provides for the payment of discretionary award fees to be paid to Consultant and/or its designees. At the mutual agreement of COMPANY and Consultant and/or its designees, COMPANY can pay to Consultant and/or its designees fees in either cash or other marketable securities. It is understood that the discretionary award fee for 2006 shall be no less than 1,190,000 shares of common stock.

   4. BREACH OF CONTRACT. The sole remedy of this contract in respect of any material breach of this Agreement by Consultant shall be to terminate this Agreement upon the giving of thirty (30) days' prior written notice, but no such termination shall affect the fees payable pursuant to Paragraphs 3 hereof.

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   5. INDEMNIFICATION. Consultant shall not be liable to the Company or to any officer, director, employee, stockholders, or creditor of the Company, for any act or omission in the course of or in connection with the provision of advice or assistance hereunder. The Company agrees to and shall defend, indemnify and hold Consultant harmless from and against any and all suits, claims, demand, causes of action, judgment damages, expenses and liability (including court costs and attorney's fees paid in the defense of Consultant) which may in any way result from services provided by Consultant pursuant to or in connection with this Agreement.

   6. TERMINATION. Either party may terminate this Agreement upon the giving of thirty (30) days' prior written notice, but no such termination shall affect the fees payable pursuant to Paragraphs 3 hereof.

   7. SUBCONTRACTORS. This Agreement shall be assignable by Consultant solely upon the consent of Consultant. COMPANY acknowledges that from time to time, Consultant may enlist a subcontractor to perform some of the services provided to Customer. In the event services to be performed as outlined in this Agreement are subcontracted to a third party, the third party shall accept responsibility for the performance of such activities. Consultant will cease to bear any responsibility related to the performance of subcontracted services; however the Consultant will act as liaison between the subcontractor and COMPANY, to monitor the performance of services to be provided by any third party.

   8. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

   9. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

   10. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

   11. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

   12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

   13. OTHER ACTIVITIES. Nothing contained herein shall prevent Consultant from acquiring or participating in a transaction of any kind with any other entity proposed by Consultant to be acquired by COMPANY. Such transaction may be acquired at a price and upon terms and conditions more or less favorable than those offered to COMPANY.

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   14. DISCLAIMER. Consultant acknowledges that he has relied upon the information provided by COMPANY. Consultant has in entering into this Agreement, relied on the warranties or representations made by COMPANY its officers, directors, agents, legal counsel or accountants concerning COMPANY and/or its stock as to matters past, present or future.

   15. NATURAL DISASTER. In the event that any obligation of either party is prevented or delayed by circumstances of natural disaster, such party will be excused from any failure to perform any such obligation under this Agreement to the extent that such failure is caused by any such circumstances. IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.   CAPITAL ONE RESOURCE CO., LTD.

/s/ Laiwang Zhang                            /s/ Xiaowen Zhuang
-----------------                            ------------------
[Sign name]                                  [Sign name]

Laiwang Zhang                                Xiaowen Zhuang
-----------------                            ------------------
[Print name]                                 [Print name]

President                                    General Manager
-----------------                            ------------------
[Title]                                      [Title]

4.24.2007                                    4.24.2007
-----------------                            ------------------
[Date]                                       [Date]

                                             CDI SHANGHAI MANAGEMENT CO., LTD.

                                             /s/ Xiaowen Zhuang
                                             ------------------
                                             [Sign name]

                                             Xiaowen Zhuang
                                             ------------------
                                             [Print name]

                                             General Manager
                                             ------------------
                                             [Title]

                                             4.24.2007
                                             ------------------
                                             [Date]

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